SCHEDULE 14A INFORMATION
Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of 1934
(Amendment No. )

Filed by the Registrant	[x]
Filed by a Party other than the Registrant	[ ]

Check the appropriate box:

[ ]	Preliminary Proxy Statement
[ ]	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
[x]	Definitive Proxy Statement
[ ]	Definitive Additional Materials
[ ]	Soliciting Material under Rule 14a-12

ELEVON, INC.

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement if Other Than the Registrant)

Payment of Filing Fee (Check the appropriate box)

[x]	No fee required.
[ ]	Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.

1.	Title of each class of securities to which transaction applies:
2.	Aggregate number of securities to which transaction applies:
3.	Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):
4.	Proposed maximum aggregate value of transaction:
5.	Total fee paid:

[ ]	Fee paid previously with preliminary materials.

[ ]	Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

6.	Amount Previously Paid:
7.	Form, Schedule or Registration Statement No.:
8.	Filing Party:
9.	Date Filed:

ELEVON, INC.

303 Second Street, Three North
San Francisco, California 94107

April 25, 2003

Dear Stockholder:

      On behalf of Elevon, Inc. (the “Company”), I cordially invite you to attend the Annual Meeting of Stockholders, which will begin at 4:00 p.m., local time, on Thursday, May 22, 2003, at the Company’s headquarters located at 303 Second Street, Three North, San Francisco, California. Information about the Annual Meeting and the various matters on which the stockholders will act is included in the accompanying Notice of Annual Meeting of Stockholders and proxy statement. We urge you to read this information carefully. Also included is a proxy card and return envelope.

      The Company’s 2002 Annual Report is also enclosed. We encourage you to read our Annual Report and hope you will find it interesting and useful.

      The directors and officers of the Company hope that as many stockholders as possible will be present at the meeting. Because the vote of each stockholder is important, we ask that you sign and return the enclosed proxy card in the enclosed envelope, whether or not you now plan on attending the meeting. Returning your proxy does not deprive you of your right to attend the meeting or change your vote at the meeting.

      We appreciate your cooperation and interest in the Company. To assist us in the preparation for the meeting, please return your proxy card at your earliest convenience.

Sincerely yours,

DAVID C. WETMORE
Chairman of the Board

303 Second Street, Three North

San Francisco, California 94107

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

To Be Held On Thursday, May 22, 2003

TO THE STOCKHOLDERS OF ELEVON, INC.:

      NOTICE IS HEREBY GIVEN that the Annual Meeting of Stockholders of Elevon, Inc., a Delaware corporation (the “Company”), will be held on Thursday, May 22, 2003 at 4:00 p.m. local time at the Company’s headquarters, 303 Second Street, Three North, San Francisco, California for the following purposes:

1. To elect one director of the Company to hold office until the 2006 Annual Meeting of Stockholders and until his or her successor has been elected and qualified.

2. To transact such other business as may properly come before the meeting or any adjournment or postponement thereof.

      The foregoing items of business are more fully described in the proxy statement accompanying this Notice.

      The Board of Directors has fixed the close of business on March 31, 2003 as the record date for the determination of stockholders entitled to notice of and to vote at this Annual Meeting and at any adjournment or postponement thereof.

By Order of the Board of Directors,

STANLEY V. VOGLER
Senior Vice President
Chief Financial Officer

San Francisco, California

April 25, 2003

      ALL STOCKHOLDERS ARE CORDIALLY INVITED TO ATTEND THE MEETING IN PERSON. WHETHER OR NOT YOU EXPECT TO ATTEND THE MEETING, PLEASE COMPLETE, DATE, SIGN AND RETURN THE ENCLOSED PROXY AS PROMPTLY AS POSSIBLE IN ORDER TO ENSURE YOUR REPRESENTATION AT THE MEETING. A RETURN ENVELOPE (WHICH IS POSTAGE PREPAID IF MAILED IN THE UNITED STATES) IS ENCLOSED FOR THAT PURPOSE. EVEN IF YOU HAVE GIVEN YOUR PROXY, YOU MAY STILL VOTE IN PERSON IF YOU ATTEND THE MEETING. PLEASE NOTE, HOWEVER, THAT IF YOUR SHARES ARE HELD OF RECORD BY A BROKER, BANK OR OTHER NOMINEE AND YOU WISH TO VOTE AT THE MEETING, YOU MUST OBTAIN FROM THE RECORD HOLDER A PROXY ISSUED IN YOUR NAME.

303 Second Street, Three North

San Francisco, California 94107

PROXY STATEMENT

INFORMATION CONCERNING SOLICITATION AND VOTING

General

      The enclosed proxy is solicited on behalf of the Board of Directors (the “Board”) of Elevon, Inc., a Delaware corporation (the “Company”), for use at the Annual Meeting of Stockholders to be held on Thursday, May 22, 2003, at 4:00 p.m., local time, or at any adjournment or postponement thereof (the “Annual Meeting”), for the purposes set forth herein and in the accompanying Notice of Annual Meeting of Stockholders. The Annual Meeting will be held at the Company’s headquarters located at 303 Second Street, Three North, San Francisco, California. The Company intends to mail this proxy statement and accompanying proxy card on or about April 25, 2003 to all stockholders entitled to vote at the Annual Meeting. A copy of the Company’s Annual Report for the year ended December 31, 2002 is enclosed with this proxy statement.

Solicitation

      The Company will bear the entire cost of solicitation of proxies, including preparation, assembly, printing and mailing of this proxy statement, the proxy and any additional information furnished to stockholders. Copies of solicitation materials will be furnished to banks, brokerage houses, fiduciaries and custodians holding in their names shares of common stock beneficially owned by others to forward to such beneficial owners. The Company may reimburse persons representing beneficial owners of common stock for their costs of forwarding solicitation materials to such beneficial owners. Original solicitation of proxies by mail may be supplemented by telephone, telegram or personal solicitation by directors, officers or other regular employees of the Company. No additional compensation will be paid to directors, officers or other regular employees for such services.

Voting Rights and Outstanding Shares

      Only holders of record of the Company’s common stock at the close of business on March 31, 2003 will be entitled to notice of and to vote at the Annual Meeting. At the close of business on March 31, 2003, the Company had outstanding and entitled to vote 15,582,535 shares of common stock. Each holder of record of the Company’s common stock on such date will be entitled to one vote for each share held on all matters to be voted upon at the Annual Meeting.

      A number of brokers and banks are participating in a program provided through ADP Investor Communications Services that offers telephone and Internet voting options. If your shares are held in an account with a broker or bank participating in the ADP Investor Communication Services program, you may vote those shares telephonically by calling the telephone number shown on the voting form received from your broker or bank, or via the Internet at ADP Investor Communications Services’ voting web site (www.proxyvote.com).

      Unless otherwise instructed, shares represented by executed proxies in the form accompanying this proxy statement will be voted “FOR” the election of the nominee of the Board, and, at the proxy holder’s discretion, on such other matters, if any, that may come before the Annual Meeting. Abstentions will be counted towards the tabulation of votes cast on proposals presented to the stockholders and will have the same effect as negative votes. In the event that a broker, bank, custodian, nominee or other record holder of the Company’s common stock indicates on a proxy that it does not have discretionary authority to vote certain shares on a particular matter (a “broker non-vote”), those shares will be counted towards a quorum, but will not be counted for any purpose in determining whether a matter has been approved. All votes will be tabulated by the inspector of election appointed for the Annual Meeting, who will separately tabulate affirmative and negative votes, abstentions and broker non-votes.

Revocability of Proxies

      Any person giving a proxy pursuant to this solicitation has the power to revoke it at any time before it is voted. It may be revoked by filing with the Secretary of the Company at the Company’s principal executive office, 303 Second Street, Three North, San Francisco, California 94107, a written notice of revocation or a duly executed proxy bearing a later date, or it may be revoked by attending the meeting and voting in person. Attendance at the meeting will not, by itself, revoke a proxy.

Stockholder Proposals

      Proposals of stockholders that are intended to be presented at the Company’s annual meeting of stockholders to be held in 2004 must be received by the Company not later than December 26, 2003 in order to be included in the proxy statement and proxy relating to that annual meeting. Pursuant to the Company’s Bylaws, stockholders who wish to bring matters before, or propose nominees for director at, the Company’s 2004 annual meeting of stockholders that are not to be included in such proxy statement and proxy must provide specified information to the Company not later than the close of business on the 60th day nor earlier than the close of business on the 90th day prior to the first anniversary of the Annual Meeting. Stockholders are also advised to review the Company’s Bylaws, which contain additional requirements with respect to advance notice of stockholder proposals and director nominations.

PROPOSAL 1

ELECTION OF DIRECTOR

      The Company’s Restated Certificate of Incorporation and Bylaws provide that the Board shall be divided into three classes with each class having a three-year term. Vacancies on the Board may be filled only by persons elected by a majority of the remaining directors. A director elected by the Board to fill a vacancy (including a vacancy created by an increase in the Board) shall serve for the remainder of the full term of the class of directors in which the vacancy occurred and until such director’s successor is elected and qualified.

      The Board is presently composed of five members. There is one director being nominated for election as Class II Director. The nominee for election to this class is currently a director of the Company. If elected at the Annual Meeting, the nominee would serve until the 2006 annual meeting and until her successor is elected and has qualified, or until such director’s earlier death, resignation or removal.

      Directors are elected by a plurality of the votes present in person or represented by proxy and entitled to vote at the meeting. In the event that any nominee should be unavailable for election as a result of an unexpected occurrence, such shares will be voted for the election of such substitute nominee as management may propose. Each person nominated for election has agreed to serve if elected, and management has no reason to believe that any nominee will be unable to serve.

      Set forth below is certain biographical information for the person nominated and each person whose term of office as a director will continue after the Annual Meeting.

Nominee for Election for a Three-Year Term Expiring at the 2006 Annual Meeting

Class II Director

      The name of the Board’s nominee for election as director, and certain information about her as of February 28, 2003, is set forth below:

			Director
Name of Director	Age	Principal Occupation	Since

Tania Amochaev	53	Independent Consultant	1994

      Tania Amochaev has served as a director of the Company since May 1994. Ms. Amochaev served as President and CEO of QRS Corporation, a leading provider of supply chain management services to the retail industry, from 1992 to 1997. Since 1997, Ms. Amochaev has served as independent consultant in various technology companies. In addition, she currently serves on the boards of directors of Symantec Corporation, Percipient, Inc. and Prescient Systems Inc.

THE BOARD RECOMMENDS A VOTE FOR THE ELECTION OF

THE NOMINATED DIRECTOR.

Directors Continuing in Office Until the 2004 Annual Meeting

Class III Directors

			Director
Name of Director	Age	Principal Occupation	Since

Richard C. Alberding	72	Independent Consultant	1992
Frank M. Richardson	65	Director and Chief Executive Officer of the Company	1999

      Richard C. Alberding has served as a director of the Company since October 1992. Mr. Alberding was employed by Hewlett-Packard Co., a global provider of computing, printing and imaging solutions, from 1958 until his retirement in June 1991. During that period, Mr. Alberding served in various positions, most recently as Executive Vice President with responsibility for Hewlett-Packard’s worldwide marketing, sales and support. Since 1991, Mr. Alberding has served as independent consultant in various technology companies. In addition,

Mr. Alberding is currently a director of Kennametal, Inc., Sybase, Inc., Stratex Networks, Inc. (formerly Digital Microwave Corp.), PC-Tel, Inc. and Quick Eagle Networks, a private company, formerly known as Digital Link, a leading provider of innovative wide area network access and management solutions for broadband applications.

      Frank M. Richardson has served as Chief Executive Officer and a director of the Company since October 1999. Prior to joining the Company, Mr. Richardson served as Chief Executive Officer of Firefox, Inc., a provider of network management systems, from November 1992 to July 1996, Chief Executive Officer of Signafy, Inc., a provider of digital watermarking software, from October 1997 to April 1998, and as Chief Executive Officer of Infact Technologies, a provider of knowledge management software, from September 1998 to September 1999.

Directors Continuing in Office Until 2005

Class I Directors

			Director
Name of Nominee	Age	Principal Occupation	Since

David C. Wetmore	54	Former Managing Director of Updata Capital, Inc.	1993
William A. Hasler	61	Co-Chief Executive Officer of Aphton Corporation	1996

      David C. Wetmore has served as a director of the Company since May 1993 and as Chairman of the Board of the Company since February 2000. From November 1995 to December 31, 2001, Mr. Wetmore served as Managing Director of Updata Capital, Inc., an investment banking organization serving the technology industry. Mr. Wetmore is currently a director of the Gartmore Group of Mutual Funds, a regulated investment company and wholly owned subsidiary of Nationwide Insurance Company and Changepoint, Incorporated.

      William A. Hasler has served as a director of the Company since February 1996. Since July 1998, Mr. Hasler has been the Co-Chief Executive Officer of Aphton Corporation, a bio-pharmaceutical company. From August 1991 to July 1998, Mr. Hasler was the Dean and Department Chair of the Walter A. Haas School of Business at the University of California, Berkeley. In January 2003, Mr. Hasler was elected Chairman of the Board of Solectron Corporation and serves as director of Tenera Corporation, Stratex Networks, Inc. (formerly Digital Microwave Corporation), Aphton Corporation, DiTech Corporation and Schwab Funds.

Board Committees and Meetings

      During the fiscal year ended December 31, 2002, the Board held ten meetings. The Board has an Audit Committee, a Compensation Committee, a Non-Officer Stock Option Committee and a Nominating Committee. The Nominating Committee did not meet during the fiscal year ended December 31, 2002.

      The Audit Committee meets with the Company’s independent auditors at least annually to review the results of the annual audit and discuss the financial statements, recommends to the Board the independent auditors to be retained, and receives and considers the independent auditors’ comments as to controls, adequacy of staff and management performance and procedures in connection with audit and financial controls. The Audit Committee is currently composed of three independent, non-employee directors, Ms. Amochaev and Messrs. Hasler and Wetmore. The Audit Committee met five times during the fiscal year ended December 31, 2002.

      The Compensation Committee makes recommendations concerning salaries and incentive compensation and otherwise determines compensation levels and performs such other functions regarding compensation as the Board may delegate. The Compensation Committee, which is currently composed of two directors, Messrs. Alberding and Wetmore, met once during the fiscal year ended December 31, 2002.

      The Non-Officer Stock Option Committee is authorized to make stock option grants under the Company’s 2002 Equity Incentive Plan and 1995 Non-Statutory Stock Option Plan for Non Officers to employees who are not officers. The Non Officer Stock Option Committee, which is currently composed of one director, Mr. Richardson, acted four times during the fiscal year ended December 31, 2002.

      During the fiscal year ended December 31, 2002, each director attended at least 75% of the meetings of the Board and at least 75% of the meetings of the committees on which he or she served which were held during the period for which he or she was director or committee member.

TRANSACTION OF OTHER BUSINESS

      The Board knows of no other matters that will be presented for consideration at the Annual Meeting. If any other matters are properly brought before the meeting, it is the intention of the persons named in the accompanying proxy to vote on those matters in accordance with their best judgment.

ADDITIONAL INFORMATION

Management

      Officers are appointed annually by the Board and serve at the discretion of the Board. Set forth below is information regarding executive officers of the Company as of March 31, 2003.

Name	Age	Position

Frank M. Richardson	65	Chief Executive Officer
Paul A. Lord	40	President
Stanley V. Vogler	58	Senior Vice President, Chief Financial Officer

      See “Director’s Continuing in Office Until the 2004 Annual Meeting” for a brief description of the experience of Mr. Richardson.

      Paul A. Lord has served as President of the Company since November 1999. From January 1999 to November 1999, Mr. Lord served as the Company’s Senior Vice President of Marketing and Development. From April 1995 to December 1998, Mr. Lord served as the Company’s Senior Vice President of operations in Europe, Middle East, Australia and Africa. Mr. Lord currently serves on the board of directors of Westbrook Technologies, Inc., a privately held, leading provider and supplier of document management software located in Connecticut. Mr. Lord also serves on the board of Interra Information Technologies (“Interra”), a global IT services company based in Santa Clara, California, which is a subcontractor for the Company.

      Stanley V. Vogler has served as Senior Vice President, Chief Financial Officer of the Company since February 2000. From 1980 to January 2000, Mr. Vogler was a partner with PricewaterhouseCoopers LLP, a global accounting firm.

SECURITY OWNERSHIP OF

CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

      The following table sets forth certain information regarding the ownership of the Company’s common stock as of February 28, 2003 by (i) all those known by the Company, based on publicly available records, to be beneficial owners of more than 5% of its common stock, (ii) each director and nominee for director, (iii) each of the executive officers named in the Summary Compensation Table and (iv) all executive officers and directors of the Company, as a group.

      The address for all executive officers and directors is c/o Elevon, Inc., 303 Second Street, Three North, and San Francisco, California 94107.

	Beneficial Ownership(1)

	Number of		Percent of
Beneficial Owner	Shares		Total(%)

Merrill Lynch & Co., Inc.	1,650,000	(2)	10.6%
800 Scudders Mill Road
Plainsboro, NJ 08536
Fallen Angel Equity Fund, L.P.	1,569,570	(3)	10.1%
960 Holmdel Road
Holmdel, NJ 07733
MG Capital Management LLC	1,389,207	(4)	8.9%
1725 Kearney St., No. 1
San Francisco, CA 94133
Dimensional Fund Advisor	895,600	(5)	5.8%
1299 Ocean Avenue, 11th Floor
Santa Monica, CA 90401
Norman H. Pessin	847,000	(6)	5.4%
605 Third Avenue, 19th Floor
New York, NY 10158
Frank M. Richardson	600,000	(7)	3.7%
Paul A. Lord	456,251	(7)(8)	2.8%
Stanley V. Vogler	369,792	(7)	2.3%
Richard C. Alberding	73,127	(7)	*
Tania Amochaev	76,127	(7)	*
William A. Hasler	72,627	(7)	*
David C. Wetmore	1,739,820	(7)(9)	11.1%
All directors and executive officers as a group (7 persons)	3,387,744	(7)	19.5%

*	Less than one percent.

(1)	This table is based upon information supplied by officers, directors and principal stockholders and Schedules 13D and 13G filed with the Securities and Exchange Commission (the “SEC”). Unless otherwise indicated in the footnotes to this table and subject to community property laws where applicable, the Company believes that each of the stockholders named in this table has sole voting and investment power with respect to the shares indicated as beneficially owned. Applicable percentages are based on 15,567,827 shares outstanding on February 28, 2003, adjusted as required by rules promulgated by the SEC.

(2)	Consists of 1,500,000 shares held by Merrill Lynch Focus Value Fund, Inc. and 150,000 shares held by certain client accounts and/or other funds related to Merrill Lynch & Co., Inc. (on behalf of Merrill Lynch Investment Managers) (“MLIM.”)). MLIM shares voting power with respect to all 1,650,000 shares. Merrill Lynch Investment Managers, L.P. (“MLIM LP”) and Fund Asset Management, L.P. d/b/a Fund Asset Management (“FAM”) are investment advisors registered under Section 203 of the Investment Advisers Act of 1940 and are wholly owned subsidiaries of Merrill Lynch & Co. MLIM LP and FAM act as investment advisers for certain investment companies registered under Section 8 of the Investment Company Act of 1940, including Merrill Lynch Focus Value Fund, Inc. and other MLIM related funds, as well as for client accounts.

(3)	Fallen Angel Equity Fund, L.P. is an investment adviser registered under Section 203 of the Investment Advisers Act of 1940.

(4)	Includes 1,299,900 shares beneficially owned by MG Capital Management, LLC, with respect to which MG Capital Management, LLC shares voting power. MG Capital Management, LLC is an investment adviser registered under Section 203 of the Investment Advisers Act of 1940.

(5)	Dimensional Fund Advisor Inc. (“Dimensional”), an investment advisor registered under Section 203 of the Investment Advisers Act of 1940, furnishes investment advice to four investment companies registered under the Investment Company Act of 1940, and serves as investment manager to certain other investment vehicles, including commingled group trusts. (These investment companies and investment vehicles are the “Portfolios.”) In its role as investment advisor and investment manger, Dimensional has both voting and investment power over 895,600 shares of the Company’s common stock as of December 31, 2002. The Portfolios own such securities and Dimensional disclaims beneficial ownership of such securities.

(6)	The SEP IRA Account F/B/O Norman H. Pessin has sole investment power with respect to all 847,000 shares.

(7)	Includes shares which certain directors and executive officers of the Company have the right to acquire within 60 days after February 28, 2003 pursuant to outstanding options as follows: Frank Richardson, 600,000 shares; Paul A. Lord, 456,251 shares; Stanley V. Vogler, 369,792 shares; Richard C. Alberding, 67,127 shares; Tania Amochaev, 76,127 shares; William A. Hasler, 61,627 shares; David C. Wetmore, 163,250 shares; and all directors and executive officers as a group, 1,794,174 shares.

(8)	Does not include 1,100 shares held by Mr. Lord’s spouse, as to which shares Mr. Lord disclaims beneficial ownership.

(9)	Includes 1,569,570 shares held by Fallen Angel Equity Fund, L.P. Mr. Wetmore, a member of Fallen Angel Capital, LLC, the general partner of Fallen Angel Equity Fund, L.P., may be deemed to have shared investment power over the shares held by Fallen Angel Equity Fund, L.P. Mr. Wetmore disclaims beneficial interest in such shares, except to the extent of his interest in Fallen Angel Equity Fund, L.P.

SECTION 16(A) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

      Section 16(a) of the Exchange Act requires the Company’s directors and executive officers, and persons who own more than 10% of a registered class of the Company’s equity securities, to file with the SEC initial reports of ownership and reports of changes in ownership of common stock and other equity securities of the Company. Officers, directors and greater than 10% stockholders are required by the SEC regulation to furnish the Company with copies of all Section 16(a) forms they file.

      To the Company’s knowledge, based solely on a review of the copies of such reports furnished to the Company and written representations that no other reports were required, during the fiscal year ended December 31, 2002, all Section 16(a) filing requirements applicable to its officers, directors and greater than 10% beneficial owners were complied with.

EXECUTIVE COMPENSATION

Compensation of Directors

      In 2002, each non-employee director of the Company received an automatic stock option grant to purchase 6,000 shares of Common Stock on January 2, 2002 except for Mr. Wetmore, in his capacity as Chairman of the Board, received an automatic stock option grant to purchase 12,000 shares, pursuant to the Company’s 1993 Non-Employee Director’s Stock Option Plan (the “Director’s Plan”). Such stock options vest in four equal installments on each quarterly anniversary of the date of grant, subject to the director’s continuing service with the Company. The Director’s Plan terminated on January 28, 2003, and no further grants will be made under such plan.

      In April 2002, the Board approved, and in May 2002 the stockholders of the Company approved, the Company’s 2002 Equity Stock Incentive Plan (the “Incentive Plan”). The Incentive Plan provides for the non-discretionary issuance of option grants to the Company’s non-employee directors, effective upon termination of the Director’s Plan. The Incentive Plan also allows each non-employee director to elect to receive all or any portion of his or her annual retainer in cash or stock options.

      Under the Incentive Plan, without further action by the Company, the Board or the Company’s stockholders, each newly-elected non-employee director will automatically be granted a stock option to purchase 15,000 shares of the Company’s Common Stock on the date of his or her initial election. Such initial option will vest in three equal annual installments, commencing on the first anniversary of the date of grant, subject to the director’s continuing service with the Company. In addition, commencing in 2003, the Incentive Plan provides for the automatic grant of stock options to purchase 6,000 shares of Common Stock on January 2 of each year to each of Messrs. Alberding, Hasler and Ms. Amochaev and options covering 12,000 shares to Mr. Wetmore in his capacity as Chairman of the Board. Such stock options vest in four equal installments on each quarterly anniversary of the date of grant, subject to the director’s continuing service with the Company.

      The exercise price of stock options granted to non-employee directors under the Incentive Plan must equal at least 100% of the fair market value of the Company’s Common Stock on the date of grant, which equals the closing sale price of the Company’s Common Stock reported on the Over-the-Counter Bulletin Board on the date of grant. The term of such options is 10 years.

      In 2002, pursuant to the Incentive Plan, each non-employee director of the Company elected to receive all of his or her annual retainer in stock options instead of cash. Accordingly, each of Ms. Amochaev and Messrs. Alberding and Hasler were granted stock options to purchase an aggregate of 9,000 shares of Common Stock in lieu of such cash retainer. In addition, Mr. Wetmore, in his capacity as Chairman of the Board, was granted stock options to purchase an aggregate of 18,000 shares of Common Stock in lieu of his cash retainer. Such stock options were granted under the Incentive Plan. Such stock options were fully vested as of the date of grant. No cash retainers were paid to the non-employee directors during 2002.

      The members of the Board were also reimbursed during 2002 for reasonable expenses incurred in connection with attendance at Board meetings in accordance with Company policy.

Compensation of Executive Officers

Summary of Compensation

      The following table shows for the fiscal years ended December 31, 2002, 2001 and 2000, compensation awarded, paid to, or earned by the Company’s Chief Executive Officer and its other most highly compensated executive officers whose salary and bonus exceeded $100,000 (the “Named Executive Officers”) at December 31, 2002:

Summary Compensation Table

				Long-Term
				Compensation
				Awards

		Annual Compensation		Securities
				Underlying	All Other
Name and Principal Position	Year	Salary($)	Bonus($)	Options(#)	Compensation($)

Frank M. Richardson(1)	2002	375,000	100,720	—	1,822
Chief Executive Officer	2001	375,000	265,578	150,000	1,821
	2000	375,000	112,500	—	1,821
Paul A. Lord(2)	2002	275,000	86,172	—	248
President	2001	275,000	277,216	225,000	248
	2000	250,385	—	90,000	248
Stanley V. Vogler(3)	2002	250,000	61,552	—	1,187
Senior Vice President	2001	250,000	162,297	200,000	1,186
Chief Financial Officer	2000	212,500	33,750	385,000	61,087

(1)	Mr. Richardson joined the Company as Chief Executive Officer in October 1999. All other compensation consists of term life insurance premiums paid by the Company.

(2)	Mr. Lord was appointed President of the Company in November 1999. All other compensation consists of term life insurance premiums paid by the Company.

(3)	Mr. Vogler joined the Company as Senior Vice President, Chief Financial Officer in February 2000. All other compensation consists of term life insurance premiums paid by the Company and for fiscal year 2000 includes $60,000 of relocation expenses paid by the Company

Stock Option Grants And Exercises

      The Company grants options to its executive officers under its 2002 Equity Incentive Plan, formerly the 1994 Stock Option Incentive Plan (collectively, the “Plans”). As of December 31, 2002, options to purchase a total of 1,451,832 shares were outstanding under the Plans and options to purchase 618,918 shares remained available for grant thereunder.

      The Company also may grant stock options to non-officer employees under its 1995 Nonstatutory Stock Option Plan for Non-Officer Employees (the “Nonstatutory Plan”). The Nonstatutory Plan authorizes the issuance of 3,600,000 shares of the Company’s common stock. Only employees of the Company who hold positions below the level of officer (within the meaning of Section 16 of the Exchange Act and the rules and regulations promulgated thereunder) and are not subject to Section 16 of the Exchange Act are eligible to receive options under the Nonstatutory Plan. Options granted under the Nonstatutory Plan are not intended by the Company to qualify as incentive stock options under the Code. As of December 31, 2002, options to purchase a total of 2,015,390 shares were outstanding under the Nonstatutory Plan and options to purchase 1,136,359 shares remained available for grant thereunder.

      The following tables show for the fiscal year ended December 31, 2002, certain information regarding options granted to, exercised by and held at year-end by the Named Executive Officers:

Option Grants in Last Fiscal Year

	Individual Grants				Potential Realizable
Value at Assumed
	Number of				Annual Rates of Stock
	Securities	% of Total Options			Price Appreciation for
	Underlying	Granted to			Option Term
	Options	Employees in	Exercise or Base	Expiration
Name	Granted(#)	Fiscal Year	Price($/Sh)	Date	5%($)	10%($)

Frank M. Richardson
Paul A. Lord
Stanley V. Vogler

(1)	No Named Executive Officer of the Company was issued stock options in 2002.

Fiscal Year-End Option Values(1)

      The following table sets forth certain information concerning unexercised options held by each of the Named Executive Officers at December 31, 2002.

	Number of Securities		Value of Unexercised
	Underlying Unexercised		In-The-Money Options at
	Options at FY-End(#)(2)		FY-End($)(3)

Name	Exercisable	Unexercisable	Exercisable	Unexercisable

Frank M. Richardson	600,000	300,000	$20,250	$60,750
Paul A. Lord	429,376	165,624	$70,875	$50,625
Stanley V. Vogler	297,813	287,187	$54,000	$54,000

(1)	No Named Executive Officers exercised any stock options during the fiscal year ended December 31, 2002.

(2)	Includes both “in-the-money” and “out-of-the-money” options. “In-the-money” options are options with exercise prices below the market price of the Company’s common stock at December 31, 2002.

(3)	Fair market value of the Company’s common stock at December 31, 2002 of $1.39 minus the exercise price of the options.

Table of Equity Compensation Plan Information

      The following table shows certain information regarding the Company’s shareholder approved and non-shareholder approved equity compensation plans as of the fiscal year ended December 31, 2002, including the Company’s 1989 Stock Option Plan, 1993 Non-Employee Directors’ Stock Option Plan, 2002 Equity Incentive Plan, 1992 Employee Stock Purchase Plan and 1995 Nonstatutory Stock Option Plan for Non-Officer Employees.

			Number of Securities
	Number of Securities	Weighted-average	Remaining Available for
	to be Issued Upon	Exercise Price of	Future Issuance Under Equity
	Exercise of	Outstanding	Compensation Plans
	Outstanding Options,	Options, Warrants	(Excluding Securities
	Warrants and Rights	and Rights	Reflected in Column (a))
Plan Category	(a)	(b)	(c)

Equity Compensation Plans Approved by Security
Holders	1,776,332	$3.3494	983,021 (1)
Equity Compensation Plan Not Approved by Security
Holders(2)	2,015,390	$3.8485	1,136,359

Total	3,791,722	$3.6147	1,800,377

(1)	Information regarding the Company’s 1992 Employee Stock Purchase Plan is included in column (c) only.

(2)	A description of the Company’s 1995 Nonstatutory Stock Option Plan for Non-Officer Employees, which plan is not required to be and has not been approved by the Company’s stockholders, is set forth below.

1995 Nonstatutory Stock Option Plan for Non-Officer Employees

      The Company’s 1995 Nonstatutory Stock Option Plan for Non-Officer Employees (the “1995 Plan”) provides for the grant of options to employees and consultants of the Company. The 1995 Plan was initially adopted by the Board of Directors of the Company on August 28, 1995. As of December 31, 2002, a total of 3,600,000 shares of Common Stock are reserved for issuance under the 1995 Plan, options for 2,015,390 shares were outstanding under the 1995 Plan, and 1,136,359 remained available for future grants. The 1995 Plan is not required to be and has not been approved by the Company’s stockholders.

      Options granted under the 1995 Plan would be non-qualified stock options. Incentive stock options, within the meaning of Section 422 of the Code, may not be granted under the 1995 Plan.

      The 1995 Plan is not a qualified deferred compensation plan under Section 401(a) of the Code, and is not subject to the provisions of the Employee Retirement Income Security Act of 1974, as amended.

Administration

      The 1995 Plan is administered by the Compensation Committee of the Board. The Compensation Committee has the power to construe and interpret the 1995 Plan and options granted under the 1995 Plan, and to establish, amend and revoke rules and regulations for the plan’s administration.

Eligibility

      The 1995 Plan provides that non-qualified stock options may be granted to employees (including officers) of the Company or any of its subsidiaries. However, officers of the Company are only eligible to receive grants under the 1995 Plan in connection with their initial commencement of employment where such awards are granted as an inducement essential to such officer entering into an employment arrangement with the Company. Also, consultants must render bona fide services to the Company or an affiliate not in connection with the offer and sale of securities in a capital-raising transaction in order to be eligible to participate in the 1995 Plan. Subject to the foregoing limitations, the Compensation Committee selects the optionees and determines the number of shares to be subject to each option.

Terms of Options

      Each option is evidenced by a stock option agreement between the Company and the optionee. Under the 1995 Plan, each option is subject to the following additional terms and conditions:

      Exercise of the Option. The Compensation Committee determines when options may be exercised. An option is exercised by giving written notice of exercise to the Company specifying the number of full shares of Common Stock to be purchased and by tendering payment of the purchase price. The purchase price of the shares purchased upon exercise of an option shall be paid in such form of consideration as is determined by the Compensation Committee and may vary for each option.

      Exercise Price. The exercise price under the 1995 Plan is determined by the Compensation Committee, but shall be at least 85% of the fair market value of the stock subject to the option on the date of grant.

      Termination of Employment. If the optionee’s employment or consulting relationship terminates for any reason other than disability or death, options under the 1995 Plan may be exercised for three months after such termination and may be exercised only to the extent the option was exercisable on the date of termination. In no event may the option be exercised after the expiration of its term.

      Disability. If an optionee is unable to continue his or her employment or consulting relationship with the Company as a result of his or her disability, options may be exercised for twelve months after termination and may be exercised only to the extent the option was exercisable on the date of termination, but in no event may the option be exercised after the expiration of its term.

      Death. Under the 1995 Plan, if an optionee should die while employed or retained by the Company, options may be exercised for eighteen months after the date of death to the extent the options are exercisable on the date of death. In no event may the option be exercised after expiration if its term.

      Term of Options. The 1995 Plan provides that options granted under the 1995 Plan would have a term of ten years. No option may be exercised by any person after its expiration.

      Other Provisions. The option agreement may contain such other terms, provisions and conditions not inconsistent with the 1995 Plan as may be determined by the Compensation Committee.

Options Not Transferable

      An option granted under the 1995 Plan is nontransferable other than by will or the laws of descent and distribution, or pursuant to a qualified domestic relations order and is exercisable only by the optionee (or a transferee pursuant to a qualified domestic relations order) during his or her lifetime or, in the event of the optionee’s death, by a person who acquires the right to exercise the option by bequest or inheritance or by reason of the death.

Changes in Capitalization, Merger or Asset Sale

      If any change is made in the stock subject to the 1995 Plan, or the stock subject to any outstanding option, whether through merger, consolidation, reorganization, stock dividend, dividend in property other than cash, stock split, liquidating dividend, combination of shares, exchange of shares, change in corporate structure or otherwise, the number and kind of shares covered by the 1995 Plan and by each outstanding option and the exercise price per share of outstanding options will be appropriately adjusted.

      In the event of a merger or consolidation of the Company in which the Company is not the surviving corporation, a reverse merger in which the Company is the surviving corporation but the shares of the Company’s common stock outstanding immediately preceding the merger are converted by virtue of the merger into other property, or a dissolution, liquidation or sale of substantially all of the assets of the Company (each, a “change in control”), then outstanding options may be assumed or substituted for by the acquiring company or one of its affiliates. In the absence of any such assumption or substitution, the vesting of outstanding options held by persons whose employment or consultancy with the Company has not terminated as of the closing of the transaction shall be accelerated and become fully vested and exercisable. Options that are not assumed or substituted for and accelerated options not exercised before the closing of such a transaction will terminate automatically at the closing of the transaction.

      In the event an employee’s employment is terminated by the Company or its successor without cause (as defined in the 1995 Plan) within 24 months after a change in control, then all options issued under the 1995 Plan and held by such employee shall become fully vested and exercisable as of the date of termination.

Amendment and Termination

      The Compensation Committee may amend, suspend or terminate the 1995 Plan at any time.

Federal Income Tax Aspects of the 1995 Plan

      The following is a brief summary of the United States Federal income tax consequences of transactions under the 1995 Plan based on federal securities and income tax laws in effect as of this date. This summary is not intended to be exhaustive and does not discuss the tax consequences of a participant’s death or provisions of the income tax laws of any municipality, state or other country in which an optionee may reside. This summary does not purport to be complete. The Company advises all optionees to consult their own tax advisors concerning tax implications of option grants and exercises, and the disposition of shares acquired upon such exercise under the 1995 Plan.

Non-Qualified Stock Options

      Options granted under the 1995 Plan would be non-qualified options. An optionee will not recognize any taxable income under Federal tax laws at the time he or she is granted a non-qualified stock option. However, upon its exercise, under Federal tax laws the optionee will recognize ordinary income for tax purposes measured by the excess of the then fair market value of the shares over the exercise price. The income recognized by the optionee who is also an employee of the Company would be subject to tax withholding by the Company by payment in cash or out of the current earnings paid to the optionee. The Company will be entitled to a deduction in the same amount as the ordinary income recognized by the optionee. Upon resale of such shares by the optionee, any difference between the sale price and the exercise price, to the extent not recognized as ordinary income as provided above, will be treated under Federal tax laws as capital gain or loss, and will qualify for long-term capital gain or loss treatment if the shares have been held for more than one year.

Employment Agreements

Frank M. Richardson

      Effective September 1999, the Company entered into an Executive Employment Agreement with Mr. Richardson. The employment agreement was amended and restated effective as of November 2002. The employment agreement provides that Mr. Richardson will receive an initial base salary of $375,000 per year, subject to adjustment as determined by the Board. Mr. Richardson will also be eligible for an incentive bonus with a target bonus of 60% of Mr. Richardson’s base salary for on-plan performance. Results above plan will have accelerated payout with no cap. The specific terms of the incentive bonus (e.g., performance targets, payment terms, etc.) will be agreed upon by Mr. Richardson and the Board.

      The employment agreement also provides that if Mr. Richardson’s employment is terminated by the Company without cause, he will be entitled to receive the following benefits, as severance: (a) continued payment of his base salary for 12 months following the date of termination, (b) an amount equal to the average of Mr. Richardson’s bonuses for the 2 fiscal years prior to the date of termination, (c) continued health benefits for 3 months (or earlier if he becomes eligible to participate in another employer’s plans), and (d) that portion of Mr. Richardson’s stock options that would have vested on or before the one year anniversary of the date of termination will immediately become vested and exercisable and all of Mr. Richardson’s vested stock options as of his date of termination will remain exercisable for 12 months following his date of termination.

      The employment agreement also provides that if Mr. Richardson’s employment is terminated by the Company without cause or by Mr. Richardson as a result of a constructive termination following a change in control (as defined in the employment agreement), he will be entitled to receive the following benefits, as severance: (a) continued payment of his base salary for 12 months following the date of termination, (b) an amount equal to the average of Mr. Richardson’s bonuses for the 2 fiscal years prior to the date of termination, (c) continued health benefits for 12 months (or earlier if he becomes eligible to participate in another employer’s plans), and (d) all of Mr. Richardson’s stock options will immediately become vested and exercisable and will remain exercisable for 12 months following his date of termination.

Paul A. Lord

      Effective December 1999, the Company entered into an Executive Severance Benefits Agreement with Mr. Lord. The severance agreement provides that if Mr. Lord’s employment is terminated by the Company without cause, he will be entitled to receive the following benefits, as severance: (a) continued payment of his base salary for 12 months following the date of termination, (b) continued health benefits for 3 months (or earlier if he becomes eligible to participate in another employer’s plans), and (c) that portion of Mr. Lord’s stock options that would have vested on or before the one year anniversary of the date of termination will immediately become vested and exercisable and all of Mr. Lord’s vested stock options as of his date of termination will remain exercisable for 12 months following his date of termination.

      The severance agreement also provides that if Mr. Lord’s employment is terminated by the Company without cause or by Mr. Lord as a result of a constructive termination following a change in control (as defined in the severance agreement), he will be entitled to receive the following benefits, as severance: (a) continued payment of his base salary for 12 months following the date of termination, (b) an amount equal to the average of Mr. Lord’s bonuses for the 2 fiscal years prior to the date of termination, (c) continued health benefits for 12 months (or earlier if he becomes eligible to participate in another employer’s plans), and (d) all of Mr. Lord’s stock options will immediately become vested and exercisable.

Stanley V. Vogler

      Effective February 2000, the Company entered into an Executive Employment Agreement with Mr. Vogler. The employment agreement was amended and restated effective as of November 2002. The employment agreement provides that Mr. Vogler will receive an initial base salary of $250,000 per year, subject to adjustment as determined by the Board. Mr. Vogler will also be eligible for an incentive bonus with a target bonus of 55% of Mr. Vogler’s base salary for on-plan performance. Results above plan will have accelerated payout with no cap. The specific terms of the incentive bonus (e.g., performance targets, payment terms, etc.) will be agreed upon by Mr. Vogler and the Chief Executive Officer, with the agreement of the Board.

      The employment agreement also provides that if Mr. Vogler’s employment is terminated by the Company without cause, he will be entitled to receive the following benefits, as severance: (a) continued payment of his base salary for 12 months following the date of termination, (b) an amount equal to the average of Mr. Vogler’s bonuses for the 2 fiscal years prior to the date of termination, (c) continued health benefits for 3 months (or earlier if he becomes eligible to participate in another employer’s plans), and (d) that portion of Mr. Vogler’s stock options that would have vested on or before the one year anniversary of the date of termination will immediately become vested and exercisable and all of Mr. Vogler’s vested stock options as of his date of termination will remain exercisable for 12 months following his date of termination.

      The employment agreement also provides that if Mr. Vogler’s employment is terminated by the Company without cause or by Mr. Vogler as a result of a constructive termination following a change in control (as defined in the employment agreement), he will be entitled to receive the following benefits, as severance: (a) continued payment of his base salary for 12 months following the date of termination, (b) an amount equal to the average of Mr. Vogler’s bonuses for the 2 fiscal years prior to the date of termination, (c) continued health benefits for 12 months (or earlier if he becomes eligible to participate in another employer’s plans), and (d) all of Mr. Vogler’s stock options will immediately become vested and exercisable and will remain exercisable for 12 months following his date of termination.

      For purposes of the foregoing agreements, “cause” means any of the following, as determined in good faith by the Board: (a) an intentional act which materially injures the Company; (b) an intentional refusal or failure to follow lawful and reasonable directions of the Board or an individual to whom the executive reports (as appropriate); (c) a willful and habitual neglect of duties; or (d) a conviction of a felony involving moral turpitude which is reasonably likely to inflict or has inflicted material injury on the Company.

      For purposes of the foregoing agreements, “constructive termination” means that the executive voluntarily terminates employment after any of the following are undertaken without the executive’s express written consent: (a) the assignment to the executive of any duties or responsibilities which result in a diminution or adverse change of the executive’s position, status or circumstances of employment (a mere change in the executive’s title or reporting relationship will not constitute a constructive termination); (b) a reduction by the Company in the executive’s base salary; (c) a relocation of the executive’s business office by more than 30 miles; (d) any breach by the Company of any provision of the employment or severance agreement or any other material agreement between the executive and the Company concerning the executive’s employment; (e) any failure by the Company to obtain the assumption of the employment or severance agreement by any successor or assign of the Company; or (f) any change of control.

Compensation Committee Interlocks and Insider Participation

      During the fiscal year ended December 31, 2002, the Compensation Committee was composed of Richard C. Alberding and David C. Wetmore. There are no interlocking relationships between the Board or the Compensation Committee and the Board of Directors or compensation committee of any other company, and none of our employees participate on the Compensation Committee.

REPORT OF THE COMPENSATION COMMITTEE OF THE

BOARD ON EXECUTIVE COMPENSATION

      The Compensation Committee of the Board (the “Committee”) is composed of the non-employee directors identified at the end of this report. The Committee is responsible for setting and administering the policies, which govern annual performance, and determines the compensation of the Chief Executive Officer (“CEO”) and other executive officers of the Company.

Compensation Philosophy

      The objectives of the Company’s executive compensation policies are to attract, retain and reward executive officers who contribute to the Company’s success, to align the financial interests of executive officers with the performance of the Company, to ensure a direct relationship between executive pay and shareholder value, to motivate executive officers to achieve the Company’s business objectives and to reward individual performance. During fiscal year 2002, the Company used base salary, annual incentives and long-term incentives under the Plans to achieve these objectives. In carrying out these objectives, the Committee considers the following:

•	The level of compensation paid to executive officers in positions in comparable companies similarly situated in size, products and industry. To ensure that pay is competitive, the Committee, from time to time, compares the Company’s executive compensation packages with those offered by other companies in the same or similar industries or with other similar attributes. Compensation surveys used by the Company typically include public and private companies comparable in size, products or industry to the Company.

•	The individual performance of each executive officer. Individual performance includes meeting individual performance objectives, demonstration of job knowledge, skills, teamwork and acceptance of the Company’s core values.

•	Corporate performance. Corporate performance is evaluated by factors such as performance relative to competitors, performance relative to business conditions and progress in meeting the Company’s objectives and goals as typically reflected in the annual operating plan.

•	The responsibility and authority of each position relative to other positions within the Company. The Committee does not quantitatively weight these factors but considers all of these factors as a whole in establishing executive compensation. The application given each of these factors in establishing the components of executive compensation is as follows:

Base Salary

      Base salaries are established for each executive officer at levels that are intended to be competitive with salaries for their skills at other software and computer industry companies of similar size and products. The Company seeks to pay salaries to executive officers that are commensurate with their qualifications, duties and responsibilities and that are competitive in the marketplace. In conducting periodic compensation reviews, the Committee considers each individual executive officer’s achievements in meeting Company financial and

(1) This Section is not “soliciting material,” is not deemed “filed” with the SEC and is not to be incorporated by reference in any filing of the Company under the Securities Act or the Exchange Act whether made before or after the date hereof and irrespective of any general incorporation language in any such filing.

business objectives during the prior fiscal year, as well as the executive officer’s performance of individual responsibilities and the Company’s financial position and overall performance. The Committee periodically considers the low, midpoint and upper ranges of base salaries published by compensation surveys through research in establishing base salaries for each executive officer.

Annual Incentive

      Annual bonus incentives for executives are intended to reflect the Company’s belief that management’s contribution to stockholder returns comes from achieving operating results that maximize the Company’s earnings and cash flow over a multi-year time horizon. The Company believes that the achievement of its performance objectives depends on (a) its ability to deliver outstanding products and services to its customers, (b) its success in establishing and maintaining a position of strength in its chosen markets, and (c) its short-and long-term profitability, as well as the quality of that profitability. For purposes of annual and quarterly incentive compensation, progress toward these performance objectives is measured against the results anticipated in the Company’s annual operating plan as reviewed quarterly, which is approved by the Board.

      The 2002 incentive compensation for executive officers other than the CEO was based in part on the achievement of total Company results consistent with the Company’s 2002 operating plan, as well as achievement of other objectives in the 2002 operating plan specific to such officers’ individual areas of management responsibility.

      The Company believes that this incentive compensation structure closely links the incentives paid to its executives with the results necessary to create long-term value for stockholders.

Long-Term Incentive

      The Compensation Committee also endorses the position that stock ownership by management is beneficial in aligning management and stockholder interests in enhancing stockholder value. In that regard, stock options also are used to retain executives and motivate results to improve long-term stock market performance. Stock options are granted at the prevailing market value and will have value only if the Company’s stock price increases. As part of its periodic review of compensation, the Compensation Committee reviews the stock option holdings of the Company’s officers and senior executives, and recommends additional stock option grants as appropriate.

      The Compensation Committee determines the number of options to be granted to executive management based on (a) competitive practice within the comparison group used in determining base salary, (b) historical performance of the executive and (c) the amount of prior grants held by the executives, as well as the number of vested versus unvested options. When using comparative data, the Company targets its option grants in the mid to high range of comparable companies.

      Section 162(m) of the Code limits the Company to a deduction for federal income tax purposes of no more than $1.0 million of compensation paid to certain Named Executive Officers in a taxable year. Compensation above $1.0 million may be deducted if it is “performance-based compensation” within the meaning of the Code. Stock options granted under the Company’s 2002 Equity Incentive Plan (formerly the 1994 Equity Incentive Plan) with an exercise price at least equal to the fair market value of the Company’s common stock on the date of grant are considered to be “performance-based compensation.”

CEO Compensation

      The base salary, annual incentives and long-term incentives for Mr. Richardson, the Company’s CEO, were also determined in accordance with the criteria described in the “Base Salary,” “Annual Incentive” and “Long-Term Incentive” sections of this report. Mr. Richardson’s base salary in 2002 was $375,000, as set forth in the Summary Compensation Table. This amount, together with a potential annual incentive tied to the achievement of 2002 revenue and net income targets, was estimated to provide an annual cash compensation level that would be competitive with the mid to high range of compensation paid by comparable software companies. Based on the Company’s operating performance in 2002, Mr. Richardson earned an incentive bonus of $100,720. The Board will determine subsequent changes to Mr. Richardson’s base salary rate and incentive bonus plan.

Conclusion

      Through the plans described above, a significant portion of the Company’s executive compensation programs is contingent on Company performance and realization of benefits closely linked to increases in long-term stockholder value. The Company remains committed to this philosophy of pay for performance, recognizing that the competitive market for talented executives and the volatility of the Company’s business may result in highly variable compensation for a particular time period.

COMPENSATION COMMITTEE

Richard C. Alberding, Chairman
David C. Wetmore

PERFORMANCE MEASUREMENT COMPARISON(1)

      Set forth below is a line graph comparing the cumulative total stockholder return on the Company’s common stock, based on its market price, with the cumulative total return of companies on Standard & Poor’s 500 Index (the “S&P 500”) and the Nasdaq Computer and Data Processing Stocks Index, assuming reinvestment of dividends, for the period beginning December 31, 1997 through the Company’s fiscal year ended December 31, 2002. This graph assumes that the value of the investment in the Company’s common stock and each of the comparison groups was $100 on December 31, 1997.

COMPARISON ON CUMULATIVE

TOTAL RETURN ON INVESTMENT

	12/31/1997	12/31/1998	12/31/1999	12/29/2000	12/31/2001	12/31/2002

NASDAQ	100	140.98	261.48	157.4172	124.88	86.33
Elevon	100	49.09	45.45	9.7731	5.89	10.10
S&P 500	100	129.02	156.28	142.3817	125.36	97.75

(1)	This Section is not “soliciting material,” is not deemed “filed” with the SEC and is not to be incorporated by reference in any filing of the Company under the Securities Act or the Exchange Act whether made before or after the date hereof and irrespective of any general incorporation language in any such filing.

REPORT OF THE AUDIT COMMITTEE

OF THE BOARD(1)

      Each of the members of the Audit Committee is independent as Rule 4200(a) (14) of the National Association of Securities Dealers listing standards defines such term. The Audit Committee operates pursuant to a written charter adopted by the Board.

      The role of the Audit Committee is to oversee the Company’s financial reporting process on behalf of the Board. Management has the primary responsibility for the Company’s financial statements as well as the Company’s financial reporting process, principles and internal controls. The independent auditors are responsible for performing an audit of the Company’s financial statements and expressing an opinion as to the conformity of such financial statements with generally accepted accounting principles.

      In this context, the Audit Committee has reviewed and discussed the Company’s audited financial statements as of and for the year ended December 31, 2002 with management and the independent auditors. The Audit Committee has discussed with the independent auditors the matters required to be discussed by Statement on Auditing Standards No. 61 (Communication with Audit Committees), as currently in effect. In addition, the Audit Committee has received the written disclosures and the letter from the independent auditors required by Independence Standards Board Standard No. 1 (Independence Discussions with Audit Committees), as currently in effect, and it has discussed with the auditors their independence from the Company.

      Based on the reports and discussions described above, the Audit Committee recommended to the Board that the audited financial statements be included in the Company’s Annual Report on Form 10-K for the year ended December 31, 2002, for filing with the Securities and Exchange Commission.

      Audit Fees. The aggregate fees billed by Deloitte & Touche LLP for professional services rendered for the audit of the Company’s annual financial statements for the fiscal year ended December 31, 2002 and for the reviews of the financial statements included in the Company’s Quarterly Reports on Form 10-Q for that fiscal year were $272,581.

      Financial Information Systems Design and Implementation Fees. There were no fees billed by Deloitte & Touche LLP for professional services rendered for information technology services relating to financial information systems design and implementation for the fiscal year ended December 31, 2002.

      All Other Fees. The aggregate fees billed by Deloitte & Touche LLP for services rendered to the Company, other than the services described above under “Audit Fees” and “Financial Information Systems Design and Implementation Fees”, for the fiscal year ended December 31, 2002 were $7,718 for statutory filings of the Company’s foreign subsidiaries.

      The Audit Committee has considered and concluded that the level of non-audit services provided by Deloitte & Touche LLP is compatible with maintaining the principal accountant’s independence. The Audit Committee is in the process of evaluating the selection of independent auditors for the year ending December 31, 2003.

AUDIT COMMITTEE

William A. Hasler, Chairman
Tania Amochaev
David C. Wetmore

(1)	This Section is not “soliciting material,” is not deemed “filed” with the SEC and is not to be incorporated by reference in any filing of the Company under the Securities Act or the Exchange Act whether made before or after the date hereof and irrespective of any general incorporation language in any such filing.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

      The Company has entered into indemnity agreements with certain officers and directors which provide, among other things, that the Company will indemnify such officer or director, under the circumstances and to the extent provided for therein, for expenses, damages, judgments, fines and settlements he or she may be required to pay in actions or proceedings to which he or she is or may be made a party by reason of his or her position as a director, officer or other agent of the Company, and otherwise to the full extent permitted under Delaware law and the Company’s Bylaws.

      The Company has entered into employment agreements with each of Frank M. Richardson, Paul A. Lord and Stanley V. Vogler, as described above under “Executive Compensation”.

      Mr. Lord, the Company’s President, serves on the board of directors of Interra Information Technologies, Inc. Interra, a global IT services company, is a subcontractor for the Company. In the fiscal year ended December 31, 2002, Interra provided approximately $1.6 million of services to the Company.

AUDITORS

      The Board of Directors selected Deloitte & Touche LLP as the Company’s independent auditors for the fiscal year ending December 31, 2002. Deloitte & Touche LLP has audited the Company’s financial statements since 1988. Representatives of Deloitte & Touche LLP are expected to be present at the Annual Meeting, will have an opportunity to make a statement if they so desire and will be available to respond to questions.

OTHER MATTERS

      The Board knows of no other matters that will be presented for consideration at the Annual Meeting. If any other matters are properly brought before the meeting, it is the intention of the persons named in the accompanying proxy to vote on such matters in accordance with their best judgment. No independent auditor has been selected or recommended for 2003. The Company has deferred such selection until management has had an opportunity to consider competitive offerings from several audit firms.

By Order of the Board of Directors,

STANLEY V. VOGLER
Senior Vice President
Chief Financial Officer

April 25, 2003

SKU-ELN-PS-03

ELEVON, INC.
C/O EQUISERVE TRUST COMPANY, N.A.
P.O. BOX 8694
EDISON, NJ 08818-8694

DETACH HERE IF YOU ARE RETURNING YOUR PROXY CARD BY MAIL

☒	Please mark votes as in this example

The shares represented by this proxy will be voted by the undersigned. IF NO DIRECTION IS GIVEN WITH RESPECT TO ITEM (1) BELOW, THE PROXY WILL BE VOTED IN FAVOR OF (FOR) SUCH ITEM.

1.	To elect one (1) director to hold office until the 2006 Annual Meeting of Stockholders	2.	In their discretion, the Proxies are authorized to vote upon such other business as may properly come before the Annual Meeting or any adjournment or postponement thereof.
Nominee: Tania Amochaev
FOR WITHHELD
☐ ☐
MARK HERE FOR ADDRESS CHANGE AND NOTE AT LEFT ☐

Please vote, date and promptly return this proxy in the enclosed return envelope which is postage prepaid if mailed in the United States

Please sign exactly as your name appears hereon. If the stock is registered in the names of two or more persons, each should sign. Executors, administrators, trustees, guardians and attorneys-in-fact should add their titles. If signer is a corporation, please give full corporate name and have a duly authorized officer, sign, stating title. If signer is a partnership, please sign in partnership name by authorized person.

Signature:	Date:	Signature:	Date:

April 25, 2003

Dear Stockholder:

You are cordially invited to attend the Annual Meeting of Stockholders of Elevon, Inc. which will be held on Thursday, May 22, 2003 at 4:00 p.m. at Company’s headquarters located at 303 Second Street, Three North, San Francisco, California 94107.

At the meeting, we will vote on the proposal described in the accompanying Notice and Proxy Statement and report to you on the operations of the Company. You will have the opportunity to ask questions about the business that may be of general interest to you and other stockholders.

Your vote is important regardless of how many shares you own and whether or not you plan to attend the Annual Meeting of Stockholders. Please take a few minutes now to review the proxy statement and to sign and date your proxy and return it in the postage-paid envelope provided.

Sincerely yours,

DAVID C. WETMORE Chairman of the Board

DETACH HERE

PROXY

ELEVON, INC.

P R	PROXY SOLICITED BY THE BOARD OF DIRECTORS FOR THE ANNUAL MEETING OF STOCKHOLDERS TO BE HELD ON MAY 22, 2003
O
X Y	The undersigned hereby appoints David C. Wetmore and Stanley V. Vogler, and each of them, as attorneys and proxies of the undersigned, with full power of substitution, to vote all of the shares of stock of Elevon, Inc. which the undersigned may be entitled to vote at the Annual Meeting of Stockholders of Elevon, Inc., to be held at the Company’s headquarters, 303 Second Street, Three North, San Francisco, California on Thursday, May 22, 2003 at 4:00 p.m., local time, and at any and all postponements, continuations and adjournments thereof, with all powers that the undersigned would possess if personally present, upon and in respect of the following matters and in accordance with the following instructions, with discretionary authority as to any and all other matters that may properly come before the meeting.

All other proxies heretofore given by the undersigned to vote shares of stock of the Company, which the undersigned would be entitled to vote if personally present at the Annual Meeting or any adjournment or postponement thereof, are hereby expressly revoked.
UNLESS A CONTRARY DIRECTION IS INDICATED, THIS PROXY WILL BE VOTED FOR THE NOMINEE LISTED IN PROPOSAL 1 AS MORE SPECIFICALLY DESCRIBED IN THE PROXY STATEMENT. IF SPECIFIC INSTRUCTIONS ARE INDICATED, THIS PROXY WILL BE VOTED IN ACCORDANCE THEREWITH

SEE REVERSE SIDE	CONTINUED AND TO BE SIGNED ON REVERSE SIDE	SEE REVERSE SIDE